Exhibit 10.18
FIRST AMENDMENT TO THE EXECUTIVE EMPLOYMENT AND
NONCOMPETITION AGREEMENT
     THIS FIRST AMENDMENT TO THE EXECUTIVE EMPLOYMENT AND NONCOMPETITION AGREEMENT (“First Amendment”), between RSC Equipment Rental, Inc., f/k/a Rental Service Corporation (the “Company”) and • (“Executive”), is entered into on •, 2010.
RECITALS:
     WHEREAS, the parties entered into an Executive Employment and Noncompetition Agreement on •, 2010 (the “Employment Agreement”);
     WHEREAS, Executive and the Company have agreed to a temporary reduction of Executive’s Base Salary (as defined in the Employment Agreement, and which shall be referred to as the Pre-Reduction Rate set forth below) through December 31, 2009, with the understanding that all other provisions, other than that provided herein, of the Employment Agreement shall remain unchanged.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:
     1. Commencing on •, 2010, Executive’s Base Salary shall be reduced by ten percent (10%) (the “Reduction”) for the remainder of calendar year 2010. The amount paid from January 1, 2010 through •, 2010 was based on an annual rate of $• (the “Pre-Reduction Rate”). Commencing on January 1, 2011, Executive’s Base Salary shall revert to the Pre-Reduction Rate. Any merit increases in 2011 shall be based upon the Pre-Reduction Rate.
     2. Executive agrees that the Reduction shall not constitute Good Reason to resign, as defined under Section 2.5(a) of the Employment Agreement.
     3. For all purposes under the Employment Agreement other than payment of monthly Base Salary under Section 2.1 of the Employment Agreement and the calculation of eligible earnings for Variable Compensation, Base Salary shall be the Pre-Reduction Rate. For example, for the avoidance of doubt, Severance Benefits (under Section 2.5), if any, shall be calculated based on the Pre-Reduction Rate.
     Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, or caused this First Amendment to be duly executed on their respective behalf by their respective duly authorized officers, all effective as of the date and year first written above.

RSC EQUIPMENT RENTAL, INC.	EXECUTIVE

By:	By:

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